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                                                                   EXHIBIT 99.02


VOID AFTER 5:00 P.M., NEW YORK
CITY TIME, ON JULY 18, 2004
(UNLESS EXTENDED PURSUANT TO SECTION 2 HEREOF)

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR ANY SUCH OFFER, SALE OR TRANSFER IS MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.




     July 18, 2001                                Right to Purchase
                                                  up to 1,575,000 Shares
                                                  of Common Stock



                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, Jack Burstein or his registered assigns (the "HOLDER"), is entitled to purchase from HMG WORLDWIDE CORPORATION, a Delaware corporation (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, up to One Million Five Hundred Seventy-Five Thousand (1,575,000) fully paid and nonassessable shares (the "SHARES") of the Company's Common Stock, par value $.01 per share ("COMMON STOCK"), at the Exercise Price per Share set forth below. The number of Shares purchasable hereunder are subject to adjustment as provided in Section 4 hereof.

         This Warrant is subject to the following terms, provisions and conditions:

     1. Manner of Exercise; Issuance of Certificates; Payment for Shares; Limitation on Exercise; Exercise Price.

            (a) Subject to the provisions hereof, including, without limitation, the provisions of Section 7 hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company by 11:59 p.m., New York time on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Shares specified in the Exercise Agreement. The Shares so purchased shall be deemed to be issued to the Holder hereof or the Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered and payment shall have been made for such Shares as set forth above or, if such date is not a business day, on the next succeeding business day. Certificates for the Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised (the "Delivery Period"). The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, then, unless this

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Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

            (b) Notwithstanding any other provision of this Warrant, as of any date during the Exercise Period (as defined below) the aggregate number of shares of Common Stock for which this Warrant and all other securities exerciseable for or convertible into Common Stock held by the Holder of this Warrant and any of his affiliates, together with the shares of Common Stock then beneficially owned (as defined in the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) by such Holder and his affiliates (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of this Warrant and other securities exerciseable for or convertible into Common Stock held by the Holder or his affiliates), shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date. Notwithstanding any other provision of this Warrant, the foregoing limitations on exercise may not be waived, amended or modified. The Company shall have no obligation to monitor compliance with the foregoing limitations on exercise.

            (c) The exercise price per Share (the "Exercise Price") shall be equal to eighty percent (80%) of the closing bid price of the Common Stock, as reported by the NASDAQ Small Cap Market, on the date of exercise.

     2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time commencing July 18, 2001 (the "COMMENCEMENT DATE") and before 5:00 p.m., New York City time, three (3) years after the Commencement Date (the "EXERCISE PERIOD"). The Exercise Period shall automatically be extended by one (1) day for each day on which the Company does not have a number of shares of Common Stock reserved for issuance upon exercise hereof at least equal to the number of shares of Common Stock issuable upon exercise hereof.

     3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

            (a) SHARES TO BE FULLY PAID. All Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

            (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            (c) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     4. ADJUSTMENT TO NUMBER OF SHARES. During the Exercise Period, the number of Shares shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment required herein results in a fraction of a share, such fraction shall be rounded up or down to the nearest whole share.

            (a) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company, at any time during the Exercise Period subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the number of shares of Common Stock issuable upon exercise of this Warrant and for which this Warrant is or may become exercisable will be proportionately increased. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the number of shares of Common

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Stock issuable upon exercise of this Warrant and for which this Warrant is or may become exercisable will be proportionately decreased.

            (b) CONSOLIDATION OR MERGER. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger, sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger, sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

            (c) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the number of Shares issuable hereunder, then, and in each such case, the Company shall give notice thereof to the Holder of this Warrant, which notice shall state the increase or decrease in the number of Shares purchasable hereunder resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

            (d) CERTAIN EVENTS. If, at any time after the Commencement Date, any event occurs of the type contemplated by the adjustment provisions of this
Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(d) hereof, and the Company's Board of Directors will make an appropriate adjustment in the number of Shares purchasable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

     5. ISSUE TAX. The issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.

     6. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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     7.     TRANSFER, EXCHANGE, REDEMPTION AND REPLACEMENT OF WARRANT.

            (a) RIGHTS OF TRANSFER. This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f) hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

            (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

            (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7. The Company shall indemnify and reimburse the Holder of this Warrant for all costs and expenses (including legal fees) incurred by the Holder in connection with the enforcement of its rights hereunder.

            (e) WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

            (f) EXERCISE OR TRANSFER WITHOUT SECURITIES ACT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the Holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company.

     8. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

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               If to the Company:

                     HMG Worldwide Corporation
                     475 Tenth Avenue
                     New York, New York 10018
                     Attention:  Chief Financial Officer

and if to the Holder, at such address as the Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 8.

     9. GOVERNING LAW. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (l) agrees that any legal suit, action or proceeding arising out of or relating to this letter shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PLACEMENT AGENCY AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

     10.   MISCELLANEOUS.

            (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

            (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                    HMG WORLDWIDE CORPORATION



                                    By:
                                       ---------------------------
                                       Name:
                                          Title:

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                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)


     The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of HMG WORLDWIDE CORPORATION, a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

     (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and agrees that the following legend may be affixed to the stock certificate for the Common Stock hereby subscribed for if resale of such Common Stock is not registered or if Rule 144 is unavailable for the immediate resale of such shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:
      ---------------------                 ------------------------------------
                                            Signature of Holder


                                            ------------------------------------
                                            Name of Holder (Print)


                                            Address:

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
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                               FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee              Address                            Number of
----------------              -------                            ---------
Shares
------






, and hereby irrevocably constitutes and appoints
______________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:
      ----------------------, ----

In the presence of

------------------

                                          Name:
                                               -----------------------------


                                          Signature:
                                                    ------------------------


                                          Title of Signing Officer or Agent
                                          (if any):

                                          ----------------------------------

                                          Address:

                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------

                                          Note: The above signature should
                                                correspond exactly with the name
                                                on the face of the within
                                                Warrant.